UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2019

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On February 18, 2019, we, Georgia Power Company, the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities entered into the Global Amendments to Vogtle Additional Units Agreements.  The Global Amendments memorialize the terms and conditions of the binding term sheet previously disclosed and filed with our Current Report on Form 8-K dated September 26, 2018.

For additional information regarding the binding term sheet, including a discussion of the material terms memorialized in the Global Amendments, see Note L of Notes to Unaudited Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

Global Amendments to Vogtle Additional Units Agreements, dated as of February 18, 2019, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and the City of Dalton, Georgia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: February 20, 2019	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer